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                                   [LETTERHEAD]

                                                                     Exhibit 5.1

                                  June 18, 1996



Community First Bankshares, Inc.
520 Main Avenue
Fargo, North Dakota  58124

     Re:  Registration Statement on Form S-4
          ----------------------------------

Ladies and Gentlemen:

     In connection with the Registration Statement on Form S-4 filed by Community First Bankshares, Inc. (the "Company") with the Securities and Exchange Commission on June 18, 1996 relating to the registration of 640,960 shares of Common Stock, $.01 par value (the "Shares"), to be issued by the Company in connection with the proposed merger of a subsidiary of the Company with and into Financial Bancorp, Inc., a Colorado corporation, please be advised that as counsel to the Company, upon examination of such corporate documents and records as we have deemed necessary or advisable for the purposes of this opinion, it is our opinion that:

     1. The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware.

     2. All necessary corporate action on the part of the Company has been taken to authorize the issuance of the Shares to be issued in connection with such merger and, when issued pursuant to the merger and paid for as contemplated by the Registration Statement, the Shares will be legally issued, fully paid and nonassessable.

     We hereby consent (i) to the filing of this opinion as an exhibit to the Registration Statement, (ii) the filing of the form of tax opinion as Exhibit
8.1 to the Registration Statement and (iii) to the reference to our firm under the headings "The Merger - Regulatory Approvals; Conditions to the Merger" and "- Certain Federal Income Tax Consequences" and "Legal Matters" in the Proxy Statement/Prospectus comprising a part of the Registration Statement.

                              Very truly yours,



                              /s/ LINDQUIST & VENNUM P.L.L.P.